Independent Auditors' Consent




To the Shareholders and Board of Directors of Smith Barney Investment Funds Inc:
We consent to the reference to our firm under the heading "Auditors" in the Statement of Additional Information for the Smith Barney Small Cap Growth Fund of Smith Barney Investment Funds Inc.

KPMG LLP
New York, New York
August 16, 2000



Independent Auditors' Consent




To the Shareholders and Board of Directors of the Smith Barney Investment Funds Inc.
We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our report dated February 11, 2000, on the statement of assets and liabilities for the Smith Barney Government Securities Fund as of December 31, 1999, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.
We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.



KPMG LLP
New York, New York
August 16, 2000

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